MPLX LP Reports Second-Quarter 2015 Financial Results

•	Reported adjusted EBITDA of $70.7 million; distributable cash flow of $61.0 million

•	Declared distribution of $0.44 per common unit, a 7.3 percent increase over first-quarter 2015 and a 28.5 percent increase over second-quarter 2014

•	Announced transformative combination with MarkWest Energy Partners, L.P.

•	Rating agencies affirmed prospective investment-grade credit ratings for the proposed combined partnership

FINDLAY, Ohio, July 30, 2015 - MPLX LP (NYSE: MPLX) today reported second-quarter 2015 net income attributable to MPLX of $51.2 million, or $0.50 per common limited partner unit, compared with $28.8 million, or $0.37 per common limited partner unit, for the second quarter of 2014. Second-quarter 2015 adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to MPLX were $70.7 million and distributable cash flow attributable to MPLX was $61.0 million.

As announced on July 21, the board of directors of MPLX's general partner declared a distribution of $0.44 per common unit. This represents an increase of $0.03 per unit, or 7.3 percent, over the first-quarter 2015 distribution and an increase of $0.0975 per unit, or 28.5 percent, over the second-quarter 2014 distribution. Since the partnership's initial public offering in October 2012, the MPLX board has authorized distribution increases for ten consecutive quarters, representing a compound annual growth rate of 23 percent over the minimum quarterly distribution established at the partnership's formation.

"The financial results this quarter were consistent with our expectations,” said MPLX Chairman and Chief Executive Officer Gary R. Heminger. “This strong performance supported the 7.3 percent increase in our second quarter distribution to $0.44 per unit.”

Heminger said the partnership’s plan to grow distributable cash over an extended period of time will be significantly enhanced by its announced combination with MarkWest Energy Partners, L.P. “Our strategic combination with MarkWest will create a best-in-class, large-cap, diversified master limited partnership with an exceptional growth profile,” he said.

"As part of the combination, MPLX affirmed its anticipated distribution growth guidance of 29 percent in 2015 and expects a 25 percent compound annual limited partner distribution growth rate for the combined entity through 2017, with an annual distribution growth profile of approximately 20 percent in 2018 and 2019," said Heminger. He highlighted that the combined partnership also anticipates incremental growth capital investment opportunities due to the stronger financial position of the combined entity and support from its investment-grade sponsor Marathon Petroleum Corporation (NYSE: MPC).

Heminger noted that the combination of MarkWest and MPLX defers the need for the recently proposed MPLX acquisition of MPC's marine transportation assets in 2015. As a result, that transaction has been indefinitely postponed, and the approximately $115 million of EBITDA associated with these assets returns to the $1.6 billion backlog available to the partnership.

Discussion of Results

Revenues increased $13.7 million for the second quarter of 2015 compared to the second quarter of 2014 due to both higher transported volumes and average tariff rates. MPC and related parties accounted for 92 percent of MPLX's revenue for the second quarter of 2015, including revenues attributable to volumes shipped by MPC under joint tariffs with third parties. Net income attributable to MPLX for the second quarter rose by $22.4 million over the same period in 2014 due to the acquisition of additional interests in MPLX Pipe Line Holdings LP and increased revenue in the quarter.

Financial Position and Liquidity

As of June 30, the partnership has full availability under its $1 billion bank revolving credit facility, as well as $130.4 million of cash and cash equivalents. The partnership's liquidity and ready access to the capital markets should provide the partnership with sufficient flexibility to meet its short-term and long-term funding requirements, including expanding its growing base of distributable cash flow through strategic organic growth and acquisitions.

MPLX also noted that all three rating agencies, Fitch, Moody’s, and Standard & Poor’s, have affirmed a prospective investment-grade credit rating for the proposed combined partnership.

Conference Call

At 2 p.m. EDT today, MPLX will hold a webcast and conference call to discuss the reported results and provide an update on operations. Interested parties may listen to the conference call on MPLX's website at http://www.mplx.com by clicking on the "2015 Second-Quarter Financial Results" link in the "News & Headlines" section. Replays of the conference call will be available on MPLX's website through Wednesday, Aug. 12. Investor-related materials will also be available online prior to the webcast and conference call at http://ir.mplx.com.

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About MPLX LP

MPLX is a fee-based, growth-oriented master limited partnership formed in 2012 by Marathon Petroleum Corporation to own, operate, develop and acquire pipelines and other midstream assets related to the transportation and storage of crude oil, refined products and other hydrocarbon-based products. Headquartered in Findlay, Ohio, MPLX's assets consist of a 99.5 percent equity interest in a network of common carrier crude oil and products pipeline assets located in the Midwest and Gulf Coast regions of the United States and a 100 percent interest in a butane storage cavern located in W.Va. with approximately 1 million barrels of natural gas liquids storage capacity.

Investor Relations Contacts:
Geri Ewing (419) 421-2071
Teresa Homan (419) 421-2965

Media Contacts:
Chuck Rice (419) 421-2521
Brandon Daniels (419) 421-3127

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non-GAAP measures to facilitate comparisons of past performance and future periods. This news release and supporting schedules include the non-GAAP measures adjusted EBITDA and distributable cash flow. We believe certain investors use adjusted EBITDA to evaluate MPLX's financial performance between periods and to compare MPLX's performance to certain competitors. We believe certain investors use distributable cash flow to determine the amount of cash generated from the partnership's operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

This press release contains forward-looking statements within the meaning of federal securities laws regarding MPLX LP (“MPLX”) and Marathon Petroleum Corporation (“MPC”). These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations of MPLX and MPC. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” "objective," “expect,” “forecast,” "plan," “project,” "potential," “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and are difficult to predict. Factors that could cause MPLX's actual results to differ materially from those in the forward-looking statements include: the ability to complete the proposed merger of MPLX and MarkWest Energy Partners, L.P. (“MWE”) on anticipated terms and timetable; the ability to obtain approval of the transaction by the unitholders of MWE and satisfy other conditions to the closing of the transaction contemplated by the merger agreement; the ability to obtain governmental approvals of the MPLX/MWE transaction based on the proposed terms and schedule, and any conditions imposed on the combined company in connection with consummation of the MPLX/MWE transaction; disruption from the MPLX/MWE transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of MWE or MPLX, as applicable; the adequacy of their respective capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions and execute their respective business plans; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; volatility in and/or degradation of market and industry conditions; completion of pipeline capacity by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC's obligations under MPLX’s commercial agreements; each company’s ability to successfully implement its growth plan, whether through organic growth or acquisitions; modifications to earnings and distribution growth objectives; federal and state environmental, economic, health and safety, energy and other policies and regulations; changes to MPLX’s capital budget; other risk factors inherent to MPLX or MWE’s industry; and the factors set forth under the heading "Risk Factors" in MPLX's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the Securities and Exchange Commission (SEC); and the factors set forth under the heading "Risk Factors" in MWE's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the SEC. Factors that could cause MPC’s actual results to differ materially from those in the forward-looking statements include: risks described above relating to the MPLX/MWE proposed merger; changes to the expected construction costs and timing of pipeline projects; volatility in and/or degradation of market and industry conditions; the availability and pricing of crude oil and other feedstocks; slower growth in domestic and Canadian crude supply; an easing or lifting of the U.S. crude oil export ban; completion of pipeline capacity to areas outside the U.S. Midwest; consumer demand for refined products; transportation logistics; the reliability of processing units and other equipment; MPC’s ability to successfully implement growth opportunities; modifications to MPLX earnings and distribution growth objectives; federal and state environmental, economic, health and safety, energy and other policies and regulations; MPC’s ability to successfully integrate the acquired Hess retail operations and achieve the strategic and other expected objectives relating to the acquisition; changes to MPC’s capital budget; other risk factors inherent to MPC’s industry; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with SEC. In addition, the forward-looking statements included herein could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed here, in MPLX’s Form 10-K, in MPC’s Form 10-K, or in MWE’s Form 10-K could also have material adverse effects on forward-looking statements.

Copies of MPLX's Form 10-K are available on the SEC website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Copies of MPC's Form 10-K are available on the SEC website, MPC's website at http://ir.marathonpetroleum.com or by contacting MPC's Investor Relations Office. Copies of MWE’s Form 10-K are available on the SEC website, MWE’s website at http://investor.markwest.com or by contacting MWE’s Investor Relations office.

Additional Information
This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC and will include a proxy statement of MWE. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to unitholders of MWE. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov, from MPLX LP at its website, http://ir.mplx.com, or 200 E. Hardin Street, Findlay, Ohio 45840, Attention: Corporate Secretary, or from MWE at its website, http://investor.markwest.com, or 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, CO 80202, Attention: Corporate Secretary.
Participants in Solicitation
MPLX and MWE and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning MPLX participants is set forth in MPLX’s Form 10-K for the year ended Dec. 31, 2014, as filed with the SEC on Feb. 27, 2015, and MPLX’s current report on Form 8-K, as filed with the SEC on March 9, 2015. Information concerning MWE’s participants is set forth in the proxy statement, dated April 23, 2015, for MWE’s 2015 Annual Meeting of Common Unitholders as filed with the SEC on Schedule 14A and MWE’s current reports on Form 8-K, as filed with the SEC on May 5, 2015, May 19, 2015 and June 8, 2015. Additional information regarding the interests of participants of MPLX and MWE in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. These documents, when available, may be obtained free of charge from MPLX or MWE using the contact information above.
Non-Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Results of Operations (unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In millions, except per unit data)	2015	2014	2015	2014
Revenues and other income:
Sales and other operating revenues	$16.4	$18.7	$32.0	$35.6
Sales to related parties	123.6	108.1	238.0	221.9
Loss on sale of assets	(0.2)	—	(0.2)	—
Other income	1.4	1.1	2.8	2.6
Other income – related parties	6.4	6.0	12.5	11.1
Total revenues and other income	147.6	133.9	285.1	271.2
Costs and expenses:
Cost of revenues (excludes items below)	31.7	35.7	59.5	62.3
Purchases from related parties	24.7	23.7	48.6	47.7
Depreciation	12.7	12.4	25.4	25.0
General and administrative expenses	17.9	15.9	36.6	31.8
Other taxes	3.0	1.9	6.2	3.8
Total costs and expenses	90.0	89.6	176.3	170.6
Income from operations	57.6	44.3	108.8	100.6
Net interest and other financial costs	6.2	1.3	11.5	1.9
Income before income taxes	51.4	43.0	97.3	98.7
Provision for income taxes	—	0.1	—	0.1
Net income	51.4	42.9	97.3	98.6
Less: Net income attributable to MPC-retained interest	0.2	14.1	0.5	35.6
Net income attributable to MPLX LP	51.2	28.8	96.8	63.0
Less: General partner’s interest in net income attributable to MPLX LP	6.8	1.2	10.8	2.2
Limited partners’ interest in net income attributable to MPLX LP	$44.4	$27.6	$86.0	$60.8

Per Unit Data
Net income attributable to MPLX LP per limited partner unit:
Common - basic	$0.50	$0.37	$0.96	$0.79
Common - diluted	0.50	0.37	0.96	0.79
Subordinated - basic and diluted	0.50	0.37	0.96	0.79

Weighted average limited partner units outstanding:
Common units – basic	43.4	37.0	43.4	37.0
Common units – diluted	43.4	37.1	43.4	37.1
Subordinated units – basic and diluted	37.0	37.0	37.0	37.0

Other Financial Information (unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In millions, except per unit and ratio data)	2015	2014	2015	2014

Quarterly distribution declared per unit	$0.4400	$0.3425	$0.8500	$0.6700

Volume deficiency credits attributable to MPLX LP(a)	$9.2	$6.1	$19.1	$17.6

Adjusted EBITDA attributable to MPLX LP	$70.7	$39.9	$134.9	$83.7

Distributable cash flow attributable to MPLX LP	$61.0	$36.2	$118.4	$73.5

Distribution declared:
Limited partner units - public	$10.3	$6.8	$19.9	$13.3
Limited partner units - MPC	25.0	18.6	48.4	36.3
General partner units - MPC	0.8	0.5	1.5	1.0
Incentive distribution rights - MPC	5.5	0.6	8.7	0.9
Total distribution declared	$41.6	$26.5	$78.5	$51.5

Coverage ratio	1.47x	1.37x	1.51x	1.43x

(a) Current period revenue related to volume deficiency credits generated in prior periods that are included in adjusted
EBITDA but not distributable cash flow.

Reconciliation of Adjusted EBITDA attributable to MPLX LP and Distributable Cash Flow attributable to MPLX LP to Net Income (unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In millions)	2015	2014	2015	2014
Net Income	$51.4	$42.9	$97.3	$98.6
Less: Net income attributable to MPC-retained interest	0.2	14.1	0.5	35.6
Net income attributable to MPLX LP	51.2	28.8	96.8	63.0
Plus: Net income attributable to MPC-retained interest	0.2	14.1	0.5	35.6
Depreciation	12.7	12.4	25.4	25.0
Provision for income taxes	—	0.1	—	0.1
Non-cash equity-based compensation	0.8	0.5	1.4	0.9
Net interest and other financial costs	6.2	1.3	11.5	1.9
Adjusted EBITDA	71.1	57.2	135.6	126.5
Less: Adjusted EBITDA attributable to MPC-retained interest	0.4	17.3	0.7	42.8
Adjusted EBITDA attributable to MPLX LP	70.7	39.9	134.9	83.7
Plus: Current period deferred revenue for committed volume deficiencies(a)	9.2	6.9	21.8	14.6
Less: Net interest and other financial costs	6.2	1.3	11.5	2.1
Maintenance capital expenditures paid	3.5	3.2	7.7	5.1
Volume deficiency credits(b)	9.2	6.1	19.1	17.6
Distributable cash flow attributable to MPLX LP	$61.0	$36.2	$118.4	$73.5

Reconciliation of Adjusted EBITDA attributable to MPLX LP and Distributable Cash Flow attributable to MPLX LP to Net Cash Provided by Operating Activities (unaudited)
	Six Months Ended June 30
(In millions)	2015	2014
Net cash provided by operating activities	$127.9	$128.4
Less: Changes in working capital items	4.2	7.5
All other, net	1.1	(1.8)
Plus: Non-cash equity-based compensation	1.4	0.9
Net loss on disposal of assets	(0.2)	—
Net interest and other financial costs	11.5	1.9
Current income taxes expense	—	0.1
Asset retirement expenditures	0.3	0.9
Adjusted EBITDA	135.6	126.5
Less: Adjusted EBITDA attributable to MPC-retained interest	0.7	42.8
Adjusted EBITDA attributable to MPLX LP	134.9	83.7
Plus: Current period deferred revenue for committed volume deficiencies(a)	21.8	14.6
Less: Net interest and other financial costs	11.5	2.1
Maintenance capital expenditures paid	7.7	5.1
Volume deficiency credits(b)	19.1	17.6
Distributable cash flow attributable to MPLX LP	$118.4	$73.5

(a) Deficiency payments included in distributable cash flow that are not included in net income or adjusted EBITDA.
(b) Current period revenue related to volume deficiency credits generated in prior periods that are included in adjusted
EBITDA but not distributable cash flow.

Select Operating Data (unaudited)
	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
Pipeline throughput (thousands of barrels per day):
Crude oil pipelines	1,123	1,044	1,068	1,027
Product pipelines	941	871	913	845
Total	2,064	1,915	1,981	1,872
Average tariff rates ($ per barrel):
Crude oil pipelines	$0.66	$0.66	$0.67	$0.66
Product pipelines	0.64	0.59	0.63	0.60
Total pipelines	0.65	0.63	0.65	0.63

Select Financial Data (unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In millions)	2015	2014	2015	2014
Capital Expenditures(a):
Maintenance	$5.0	$6.0	$7.5	$8.4
Expansion	36.8	3.2	69.1	6.2
Total capital expenditures	41.8	9.2	76.6	14.6
Less: Increase (decrease) in capital accruals	7.8	0.4	12.8	0.5
Asset retirement expenditures	0.2	0.7	0.3	0.9
Additions to property, plant and equipment	$33.8	$8.1	$63.5	$13.2

(a) Excludes acquisitions of additional interests in MPLX Pipe Line Holdings LP.

Select Balance Sheet Data (unaudited)
(In millions, except ratio data)	June 30 2015	March 31 2015
Cash and cash equivalents	$130.4	$132.5
Total assets	1,382.6	1,349.5
Long term debt(a)	753.4	753.3
Total equity	492.4	476.0
Consolidated total debt to consolidated EBITDA (covenant basis)	3.1x	3.3x

Partnership units outstanding:
General partner units	1.6	1.6
MPC-held limited partner units	57.0	57.0
Public limited partner units	23.4	23.4
(a) Includes amounts due within one year. We adopted the updated Financial Accounting Standards Board debt issuance cost standard as of June 30, 2015, and applied the changes retrospectively to the prior period presented. We reclassified unamortized debt issuance costs related to term debt of $4.3 million and $4.5 million as of June 30 and March 31, 2015, respectively, from other noncurrent assets to long-term debt.